Exhibit 99.1

Liberty Latin America to Acquire Controlling Interest in Cabletica

•	Acquisition of 80% stake in leading Costa Rican cable operator

•	Continued investment & innovation to benefit Cabletica’s customers

•	Leveraging Liberty Latin America’s regional scale to drive synergies

Denver, Colorado – February 12, 2018:
Liberty Latin America Ltd. (“Liberty Latin America”) (NASDAQ: LILA and LILAK, OTC Link: LILAB), a leading telecommunications company with operations in Chile, Puerto Rico, the Caribbean and other parts of Latin America, today announced that it has entered into a definitive agreement to acquire 80% of Costa Rican cable operator, Cabletica, which is part of Televisora de Costa Rica S.A. (“Televisora”), in an all cash transaction. In the transaction, Cabletica is being valued at an enterprise value of CRC 143 billion (approximately $250 million,), which equates to a multiple of 6.3x Cabletica’s fiscal year (September 30) 2017 Adjusted EBITDA after including projected annual run-rate cost synergies. At closing, Cabletica is expected to have total net debt of approximately $125 million. The current owners of Cabletica will retain the remaining 20% interest.

Balan Nair, President and CEO of Liberty Latin America, commented, “The acquisition of a leading cable operator in Costa Rica is an exciting move as it adds further scale to our growing platform and diversifies us into one of the region’s most attractive markets. We look forward to building on Cabletica’s achievements and partnering with its current owners, further investing in enhancing products and services for Cabletica’s customers, while also integrating the business with Liberty Latin America. This transaction is a prime example of our consolidation ambitions, leveraging our unique subsea and terrestrial footprint, in a region that remains highly fragmented and continues to be both underpenetrated and underserved by high-speed data services.”

Cabletica provides analog and digital television, broadband internet and fixed-line telephony services to residential customers. As of September 30, 2017, the hybrid fiber-coaxial network of Cabletica passed approximately 562,000 homes covering nearly 40% of the homes in Costa Rica. Cabletica served a total of 207,000 customers5 at the end of September, who subscribed to 327,000 subscription services5.

René Picado, President of Televisora, said, “We are delighted to enter into this agreement and look forward to a long and successful partnership with Liberty Latin America that will deliver many benefits for both our customers and employees. We also look forward to further developing the strong content alliance between Cabletica and Televisora and have extended the carriage of exclusive local sports channels TD+ and TD+2 as part of the transaction.”

Liberty Latin America intends to finance the acquisition of the 80% equity stake in Cabletica through a combination of incremental debt borrowings and existing liquidity. The transaction excludes Televisora’s existing content assets, which will be retained by Televisora, some of which will continue to be provided to Cabletica on an exclusive basis. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close during the second half of 2018.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and benefits of the transaction, including scale and synergy benefits and opportunities; the expected impact of the transaction on the operations and financial performance of Liberty Latin America and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include events that are outside of our control, such as hurricanes and other natural disasters, our ability to obtain regulatory consents for the transaction as well as other customary conditions to closing, our and Cabletica’s ability to continue financial and operational growth at historic levels, continued use by subscribers of our and Cabletica’s services, our ability to achieve expected operational efficiencies, synergies and economies of scale, as well as other factors detailed from time to time in Liberty Latin America’s filings with the Securities and Exchange Commission including Amendment No. 1 to our Registration Statement on Form S-1 filed on December 8, 2017. These forward-looking statements speak only as of the date of this release. Liberty Latin America expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Latin America’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Televisora de Costa Rica S.A.
Televisora comprises Cabletica and certain other content assets including Costa Rica’s largest Free-To-Air channel (Canal 7) and the only local sports channel. Televisora was founded in 1958 by the Picado Family and has been a market leader ever since. Today, Televisora is number one in ratings and advertising share in Costa Rica. Following the acquisition, Televisora will retain a 20% stake in Cabletica and full ownership of its content assets, which are not included in the transaction.

About Liberty Latin America
Liberty Latin America is a leading telecommunications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Más Móvil and BTC. The communications and entertainment services that we offer to our residential and business customers in the region include combinations of services comprised of digital video, broadband internet, telephony and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a sub-sea and terrestrial fiber optic cable network that connects over 40 markets in the region.

Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols "LILA" (Class A) and "LILAK" (Class C), and on the OTC link under the symbol "LILAB" (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations:
Kunal Patel	+1 786 376 9294

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[1]	Based on a USD/CRC foreign exchange rate of 572 as of February 9, 2018.

[2]	The purchase price for the 80% equity stake is subject to customary adjustments under the transaction documents.

[3]
The Adjusted EBITDA (defined as earnings before net financing expenses, income taxes, depreciation and amortization) for the twelve months ending September 30, 2017 (fiscal year 2017), represents Liberty Latin America’s management’s best estimate of Cabletica’s Adjusted EBITDA based upon financial information obtained from the management of Televisora. Such financial information is in accordance with International Financial Reporting Standards (“IFRS”), as adjusted to include the capitalization of customer installation costs, which are expensed in accordance with Televisora’s IFRS accounting policies and will be capitalized in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Liberty Latin America has not completed its analysis of the differences between Liberty Latin America’s U.S. GAAP accounting policies and Televisora’s IFRS accounting policies with respect to Cabletica’s financial information.

[4]	The projected annual run-rate cost synergies by 2021.

[5]
Operating statistics for Cabletica are based on Cabletica’s counting policies. Nearly all of Cabletica’s homes passed are two-way capable. Operating statistics are subject to change after the completion of the transaction once Cabletica’s statistics are presented in accordance with Liberty Latin America’s policies.

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